EXHIBIT 31

CERTIFICATION

PURSUANT TO RULE 13a-14(a) OR 15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, D. Scott Patterson, certify that:

1.	I have reviewed this annual report on Form 40-F/A of FirstService Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

March 11, 2024

/s/ D. Scott Patterson
D. Scott Patterson
Chief Executive Officer

CERTIFICATION

PURSUANT TO RULE 13a-14(a) OR 15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Jeremy Rakusin, certify that:

1.	I have reviewed this annual report on Form 40-F/A of FirstService Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

March 11, 2024

/s/ Jeremy Rakusin
Jeremy Rakusin
Chief Financial Officer